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                                                                   EXHIBIT 10.10

                                  UROCOR, INC.
                                   1997 MICP

    - Target parameters to include total revenues at 33.3% weighting, operating income at 33.3% and performance to strategic parameters (ex. capital formation, new products, corporate partnerships, new ventures, etc.) at 33.3%.

    - Provision for over achievement included as additional incentive.

    - Monthly accruals targeted to coincide with actual performance to plan.